Exhibit 99.1

DIRTT Confirms Early Termination of Lease Agreement for Former Rock Hill Facility

CALGARY, Alberta, January 5, 2026 – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we”, “our”, “us” or “ours”) (TSX: DRT; OTCQX: DRTTF), a leader in industrialized construction, announced today that it has entered into an agreement for an early termination of the lease at its former Rock Hill, South Carolina manufacturing facility, effective December 30, 2025.

In September 2025, PDM US, LLC (“PDM”) entered into a purchase and sale agreement with the landlord, SP Rock Hill Legacy East #1, LLC, for the facility. In connection with that transaction, DIRTT entered into a Lease Termination and Release Agreement with PDM, contingent upon the closing of the purchase and sale agreement. With this agreement finalized, DIRTT has been relieved of all future rent obligations in exchange for a reduced early termination fee of $1.0 million.

DIRTT originally executed a 15-year build-to-suit lease for the Rock Hill facility in 2019. As part of broader operational initiatives, the Company permanently closed the facility in September 2023, shifting capacity to its Calgary manufacturing facilities. As of November 30, 2025, DIRTT’s remaining rent obligations under the lease were estimated at approximately $10.5 million on an undiscounted basis. “This action represents an important step in rationalizing DIRTT’s real estate footprint and is expected to deliver recurring annual cost savings of $1.6 million beginning in January 2026,” said Benjamin Urban, CEO of DIRTT. “As part of our volume- and margin-focused transformation, we remain committed to revisiting and optimizing all aspects of our business.”

As of September 30, 2025, the right-of-use asset related to this lease was $5.9 million and the lease liability was $7.7 million. The Company expects to recognize a one-time, non-cash impairment expense related to leasehold improvements of approximately $2.3 million. While this charge is expected to negatively impact reported results in the current period, the lease termination is expected to reduce ongoing operating expenses and be accretive to earnings in future periods.

DIRTT operates a multi-facility manufacturing footprint across North America, with four specialized facilities in Calgary, Alberta, producing casework, timber, metal, and finishes, and a major production plant in Savannah, Georgia.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT’s interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT” and on the OTCQX under the symbol "DRTTF".

Certain statements contained in this release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release are forward-looking statements including statements regarding anticipated annual savings in connection with the termination of the

Rock Hill lease and DIRTT’s ability to optimize its business. When used in this news release, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “can,” "plan," the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequently filed Quarterly Reports on Form 10-Q and also in the Company’s other continuous disclosure filings available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com